Exhibit 10.49

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT				1. CONTRACT ID CODE	PAGE OF PAGES
					1	13
2. AMENDMENT/MODIFICATION NO		3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
P00007		05-Mar-2012
6. ISSUED BY	CODE	W911QY	7. ADMINISTERED BY (If other than item 6)	CODE	SCN01A
W6QK ACC-APG NATICK CONTRACTING DIVISION BLDG 1 KANSAS STREET NATICK MA 01760-5011			DCMA AMERICAS (CANADA) 275 BANK ST. SUITE 200 OTTAWA, ONT. CNK2P-2L6

8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code) TEKMIRA PHARMACEUTICALS CORPORATION				9A. AMENDMENT OF SOLICITATION NO.
8900 GLENLYON PKY SUITE 100 BURNABY V5J 5J8				9B. DATED (SEE ITEM 11)
			X	10A. MOD. OF CONTRACT/ORDER NO. W9113M-10-C-0057
			X	10B. DATED (SEE ITEM 13)
CODE L8144		FACILITY CODE		14-Jul-2010
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer			☐ is extended ☐ is not extended.

Offer must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing Items 8 and 15, and returning _____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN
REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(B).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X			D. OTHER (Specify type of modification and authority)
[***], FAR 45.107(a)
E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return _____ copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
Modification Control Number:      soconnel121274
See Attached Summary of Changes

Except as provided herein, all terms and conditions ofthe document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)			16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
			TEL:	EMAIL:
15B. CONTRACTOR/OFFEROR		15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

			BY	05-Mar-2012
(Signature of person authorized to sign)			(Signature of Contracting Officer)

EXCEPTION TO SF 30 APPROVED BY OIRM 11-84	30-105-04	STANDARD FORM 30 (Rev. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

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SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

SECTION B - SUPPLIES OR SERVICES AND PRICES

CLIN 0005 is added as follows:

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000201			Job		$0.00
	Funding for CLIN 0001
	FFP
	FY12 Incremental funding
	FOB: Destination

NET AMT	$0.00

ACRN AD CIN:OOOOOOOOOOOOOOOOOOOOOOOOOOOOOO	$2,920,010.00

SECTION E - INSPECTION AND ACCEPTANCE

The following Acceptance/Inspection Schedule was added for CUN 0005: INSPECT ATINSPECT BYACCEPT AT
INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
N/A	N/A	N/A	Government

SECTION G - CONTRACT ADMINISTRATTON DATA

Accounting and Appropriation

Summary for the Payment Office

As a result of this modification, the total funded amount for this document was increased by $2,920,0I 0.00 from $21,258,692.00 to $24,178,702.00.

CLIN 0005:
Funding on CLIN 0005 is initiated as follows:

ACRN: AD

CIN:OOOOOOOOOOOOOOOOOOOOOOOOOOOOOO

Acctng  Data:  9720400260125Y5YTI40603884BP0255Y8l      YT44W81 XAG2047N004YT4481044008

Increase:  $2,920,010.00

Total: $2,920,010.00

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SECTION I - CONTRACT CLAUSES

The following have been added by reference:

52.245-1                          Government Property                                                                          AUG 2010

The following have been added by full text:

[***]

(a) Definitions.  As used  in this clause-

(1) Computer data base means a collection of data recorded in a form capable of being processed by a computer. The term does not include computer software.

(2)  Computer program means a set of instructions, rules, or routines recorded in a form that is capable of causing R computer to perform a specific operation or series of operations.

(3) Computer software means computer programs, source code, source code listings, object code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the software to be reproduced , recreated, or recompiled. Computer software does not include computer data bases or computer software  documentation.

(4) Computer software documentation  means owner's manuals, user's manuals, installation  instructions, operating instructions, and other similar items, regardless  of storage  medium, that explain the capabilities of the computer software or provide instructions  for using the software.

(5) Covered Government support contractor means a contractor under a contract, the primary purpose of which is to furnish independent and impartial advice or technical assistance directly to the Government in support of the Government's management and oversight of a program or effo1t (rather than to directly furnish an end item or service to accomplish a program or effort), provided that the contractor--

(i) Is not affiliated with the prime contractor or a first-tier subcontractor on the program or effort, or with any direct competitor of such prime contractor or any such first-tier subcontractor in furnishing end items or services of the type developed or produced on the program or effort); and

(ii)  Receives access to technical data or computer software for performance of a Government contract that contains the clause at [***], Limitations on the Use or Disclosure of Government-Furnished  Information Marked with Restrictive Legends.

(6) Detailed manufacturing or process data means technical data that describe the steps, sequences, and conditions of manufacturing, processing or assembly used by the manufacturer to produce an item or component or to perform a process.

(7) Developed means that an item, component, or process exists and is workable. Thus, the item or component must have been constructed or the process practiced. Workability is generally established when the item, component, or process has been analyzed or tested sufficiently to demonstrate to reasonable people skilled in the applicable rut that

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there is a high probability that it will operate as intended. Whether, how much, and what type of analysis or testing is required to establish workability depends on the nature of the item, component, or process, and the state of the art. To be considered "developed," the item, component, or process need not be at the stage where it could be offered for sale or sold on the commercial market, nor must the item, component, or process be actually reduced to practice within the meaning of Title 35 of the United States Code.

(8)  Developed exclusively at private expense means development was accomplished entirely with costs charged to indirect cost pools, costs not allocated to a government contract, or any combination thereof.

(i)  Private expense determinations should be made at the lowest practicable level.

(ii) Under fixed-price contracts, when total costs are greater than the firm-fixed-price or ceiling price of the contract, the additional development costs necessary to complete development shall not be considered when dete1mining whether development was at government, private, or mixed expense.

(9) Developed exclusively with government funds means development was not accomplished exclusively or partially at private expense.

(10) Developed with mixed funding means development was accomplished partially with costs charged to indirect cost pools and/or costs not allocated to a government contract, and partially with costs charged directly to a government contract.

(l l) Form, fit, and function data means technical data that describes the required overall physical, functional, and performance characteristics (along with the qualification requirements, if applicable) of an item, component, or process to the extent necessary to permit identification of physically and functionally interchangeable items.

(12) Government purpose means any activity in which the United States Government is a party, including cooperative agreements with international or multi-national defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose technical data for commercial purposes or authorize others to do so.

(13)  Government purpose rights means the rights to--

(i) Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and

(ii) Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform display, or disclose that data for United States government purposes .

(14) Limited rights means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside the Government, use the technical data for manufacture, or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use or reproduction of the data by persons outside the Government if--

(i) The reproduction, release, disclosure, or use is--

(A)  Necessary for emergency repair and overhaul; or

(B)  A release or disclosure to--

(1) A covered Government support contractor, for use, modification, reproduction , performance, display, or release or disclosure to authorized person(s) in performance of a Government contract; or

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(2) A foreign government, of technical data other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the Government and is required for evaluation or informational purposes;

(ii) The recipient of the technical data is subject to a prohibition on the further reproduction, release, disclosure, or use of the technical data; and

(iii) The contractor or subcontractor asserting the restriction is notified of such reproduction, release, disclosure, or use.

(15) Technical data means recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation) . The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(16) Unlimited rights means rights to use, modify, reproduce, perform, display, release, or disclose technical data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so,

(a) Rights in technical data. The Contractor grants or shall obtain  for the Government the following royalty free, world-wide, nonexclusive, irrevocable  license rights in technical data other than computer software documentation (see the Rights in Noncommercial  Computer Software and Noncommercial Computer Software Documentation clause of this contract for rights in computer software documentation):

(1)  [***].

[***]

(i) Data pertaining to an item, component, or process which has been or will be developed exclusively with Government funds;

(ii) Studies, analyses, test data, or similar data produced for this contract, when the study, analysis, test, or similar work was specified as an element of performance;

(iii) Created exclusively with Government funds in the performance of a contract that does not require the development, manufacture, construction , or production of items, components, or processes;

(iv) Form, fit, and function data;

(v) Necessary for installation, operation, maintenance, for training purposes (other than detailed manufacturing or process data);

(vi) Corrections or changes to technical data furnished to the Contractor by the Government;

(vii) Otherwise publicly available or have been released or disclosed by the Contractor or subcontractor without restrictions on further use, release or djsclosu.re, other than a release or disclosure resulting from the sale, transfer, or other assignment of interest in the technical data to another party or the sale or transfer of some .or all of a business entity or its assets to another party;

(viii) Data in which the Government has obtained unlimited rights under another Government contract or as a result of negotiations; or

(ix) Data furnished to the Government , under this or any other Government contract or subcontract thereunder, with-

(A) Government purpose license rights or limited rights and the restrictive condition(s) has/have expired ; or

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(B) Government purpose rights and the Contractor's exclusive right to use such data for commercial purposes has expired.

(2) [***].

(i) The Government shall have government purpose rights for a [***], or such other period as may be negotiated, in technical data--

(A) That pertain to items, components, or processes developed with mixed funding except when the Government is entitled to unlimited rights in such data as provided in paragraphs (b)(i i) and (b)(iv) through (b)(ix) of this clause; or
(B) Created with mixed funding in the performance of a contract that does not require the development, manufacture, construction, or production of items, components, or processes.

(ii) The [***], or such other period as may have been negotiated, shall commence upon execution of the contract, subcontract, letter contract (or similar contractual instrument), contract modification, or option exercise that required development of the items, components, or processes or creation of the data described in paragraph (b)(2)(i)(B) of this clause. Upon expiration of the [***] or other negotiated period, the Government shall have unlimited rights in the technical data.

(iii) The Government shall not release or disclose technical data in which it has government purpose rights unless-

(A) Prior to release or disclosure, the intended recipient is subject to the non-disclosure agreement at [***] of the Defense federal Acquisition Regulation Supplement (DFARS); or

(B) The recipient is a Government contractor receiving access to the data for performance of a Government contract that contains the clause at [***].

(iv) The Contractor has the exclusive right, including the right to license others, to use technical data in which the Government has obtained government purpose rights under this contract for any commercial purpose during the time period specified in the government purpose rights legend prescribed in paragraph (f)(2) of this clause.

(3) [***].

(i) Except as provided in paragraphs (b)(I )(ii) and (b)(1)(iv) through (b)(t )(ix) of this clause, the Government shall have limited rights in technical data--

(A) Pertaining to items, components, or processes developed exclusively at private expense and marked with the limited rights legend prescribed in paragraph (t) of this clause; or

(B) Created exclusively at private expense in the perfom1ance of a contract that does not require the development, manufacture , construction, or production of items, components, or processes.

(ii) The Government shall require a recipient of limited rights data for emergency repair or overhaul to destroy the data and all copies in its possession promptly following completion of the emergency repair/overhaul and to notify the Contractor that the data have been destroyed.

(iii) i) The Contractor, its subcontractors, and suppliers are not required to provide the Government additional rights to use, modify, reproduce, release, perform, display, or disclose technical data furnished to the Government with limited rights. However, if the Government desires to obtain additional rights in technical data in which it has limited rights, the Contractor agrees to promptly enter into negotiations with the Contracting Officer to determine whether there are acceptable terms for transferring such rights. All technical data in which the Contractor has

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granted the Government additional rights shall be listed or described in a license agreement made part of the contract. The license shall enumerate the additional rights granted the Government in such data.

(i) The Contractor acknowledges that--

(A) Limited rights data is authorized to be released or disclosed to covered Government suppo1t contractors;

(B) The Contractor will be notified of such release or disclosure;

(C) The Contractor (or the party asserting restrictions as identified in the limited rights legend) may require each such covered Government support contractor to enter into a non-disclosure agreement directly with the Contractor (or the party asserting restrictions) regarding the covered Government support contractor's use of such data, or alternatively, that the Contractor (or party asse1tingrestrictions) may waive in writing the requirement for a non disclosure agreement;

(D) Any such non-disclosure agreement shall address the restrictions on the covered Government support contractor's use of the limited rights data as set forth in the clause at [***], and shall not include any additional terms and conditions unless mutually agreed to by the parties to the non-disclosure agreement; and

(E) The Contractor shall provide a copy of any such non-disclosure agreement or waiver to the Contracting Officer, upon request.

(4) Specifically negotiated license tights.

The standard license rights granted to the Government under paragraphs (b)(1) through (b)(3) of this clause, including the period during which the Government shall have government purpose tights in technical data, may be modified by mutual agreement to provide such rights as the parties consider appropriate but shall not provide the Government lesser rights than are enumerated in paragraph (a)(13) of this clause. Any rights so negotiated shall be identified in a license agreement made part of this contract.

(5) Prior government rights.

Technical data that will be delivered, furnished, or otherwise provided to the Government under this contract, in which the Government has previously obtained rights shall be delivered, furnished , or provided with the pre-existing lights, unless--

(i) The parties have agreed otherwise; or

(ii) Any restrictions on the Government's rights to use, modify, reproduce, release, perform, display, or disclose the data have expired or no longer apply.

(6) Release from liability.

The Contractor agrees to release the Government from liability for any release or disclosure of technical data made in accordance with paragraph (a)(13) or (b)(2)(iii) of this clause, in accordance with the terms of a license negotiated w1der paragraph (b)(4) of this clause, or by others to whom the recipient has released or disclosed the data and to seek relief solely fro1n the parry who has improperly used, modified, reproduced, released, performed , displayed, or disclosed Contractor data marked with restrictive legends.

(a) Contractor rights in technical data. All rights not granted to the Government are retained by the Contractor.

(b) Third party copyrighted data. The Contractor shall not, without the written approval of the Contracting Officer, il1corporate any copyrighted data in the technical data to be delivered under this contract un less the Contractor is the copyright owner or has obtained for the Government the license rights necessary to perfect a license or lice11ses in

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the deliverable data of the appropriate scope set forth in paragraph (b) of this clause, and has affixed a statement of the license or licenses obtained on behalf of the Government and other persons to the data transmittal document.

(a) Identification and delivery of data to be furnished with restrictions on use, release, or disclosure. (1) This paragraph does not apply to restrictions based solely on copyright.

(2) Except as provided in paragraph (e)(3) of this clause, technical data that the Contractor asserts should be furnished to the Government with restrictions on use, release, or disclosure are identified in an attachment to this contract (the Attachment). The Contractor shall not deliver any data with restrictive markings unless the data are listed on the Attachment.

(3) In addition to the assertions made in the Attachment, other assertions may be identified after award when based on new information or inadvertent omissions unless the inadvertent omissions would have materially affected the source selection decision . Such identification and assertion shall be submitted to the Contracting Officer as soon as practicable prior to the scheduled date for delivery of the data, in the followh1g format, and signed by an official authorized to contractually obligate the Contractor: Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical: Data.

The Contractor asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data should be restricted--

Technical data		Asserted	Name of Person
to be Furnished With Restrictions \ I/	Basis for Assertion \21	Rights Category \3/	Asserting Restrictions \4/
(LIST)	(UST)	(LIST)	(UST)

\ 1/Tf the assertion is applicable to items, components or processes developed at private expense, identify both the data and each such items, component, or process.

'121Generally, the development of an item, component, or process at private expense, either exclusively or partially, is the only basis for asserting restrictions on the Government's rights to use, release, or disclose technical data pertaining to such items, components, or processes. Indicate whether development was exclusively or partially at private expense. If development was not at private expense, enter the specific reason for asserting that the Government's rights should be restricted.

\3/ Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights rn Sl3IR data generated under another contract, limited ot government purpose rights under this or a prior contract, or specifically negotiated licenses).

\4/ Corporation, individual , or other person, as appropriate.

Printed Name and Title

Signature

(End of identification and assertion)

(2) When requested by the Contracting Officer, the Contractor shall provide sufficient information to enable the Contracting Officer to evaluate the Contractor's assertions. The Contracting Officer reserves the right to add the

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Contractor's assertions to the Attachment and validate any listed assertion, at a later date, in accordance with the procedures of the Validation of Restrictive Markings on Technical Data clause of this contract.

(a) Marking requirements. The Contractor, and its subcontractors or suppliers, may on ly assert restrictions on the Government's rights to use, modify, reproduce, release , perform, display, or disclose technical data to be delivered under this contract by marking the deliverable data subject to restriction. Except as provided in paragraph (t)(5) of this clause, only the following legends are authorized under this contract: the government purpose rights legend at paragraph (f)(2) of this clause; the limited rights legend at paragraph (f)(3) of this clause; or the special license rights legend at paragraph (f)(4) of this clause; and/or a notice of copyright as prescribed under 17 U.S.C. 40 I or 402.

(J) General marking instructions. The Contractor or its subcontractors or suppliers, shall conspicuously and legibly mark the appropriate legend on all technical data that qualify for such markings. The authorized legends shall be placed on the transmittal document or storage container and, for printed material, each page of the printed material containing technical data for which restrictions are asserted. When only portions of a page of printed material are subject to the asserted restrictions, such portions shall be identified by circling, underscoring, with a note, or other appropriate identifier. Technical data transmitted directly from one computer or computer terminal to another shall contain a notice of asserted restrictions. Reproductions of technical data or any po1tions thereof subject to asserted restrictions shall also reproduce the asserted restrictions.

(2) Government purpose rights markings. Data delivered or otherwise furnished to the Government purpose rights shall be marked as follows:

Government Purpose Rights

Contract No.
Contractor Name
Contractor Address

Expiration Date

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these technical data are restricted by paragraph (b)(2) of the Rights in Technical Data--Noncommercial Items clause contained in the above identified contract. No restrictions apply after the expiration date shown above. Any reproduction of technical data or positions thereof marked with this legend must also reproduce the markings.

(End of legend)

(2) Limited rights markings. Data delivered or otherwise furnished to the Government with limited rights shall be marked with the following legend:

Limited Rights

Contract No.
Contractor Name
Contractor Address

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The Government's rights to use, modify, reproduce, release, perfon11, display, or disclose these technical data are restricted by paragraph (b)(3) of the Rights in Technical Data--Noncommercial Items clause contained in the above identified contract. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings. Any person, other t than the Government, who has been provided access to such data must promptly notify the above named Contractor.

(End of legend)

(2) Special license rights markings. (i) Data in which the Government's rights stem from a specifically negotiated License shall be marked with the following legend:

Special License Rights

The Government's rights to use, modify, reproduce, release, perform, display, or disclose these data are restricted by Contract No.      (insert contract number) License No.          (Insert license identifier) __. Any reproduction of technical data or portions thereof marked with this legend must also reproduce the markings.

(End of legend)

(ii) For purposes of this clause, special licenses do not include government purpose license rights acquired under a prior contract (see paragraph (b)(S) of this clause).

(5) Pre-existing data markings. If the terms of a prior contract or license permitted the Contractor to restrict the Government's rights to use, modify, reproduce, release, perform, display, or disclose technical data deliverable under this contract, and those restrictions are still applicable, the Contractor may mark such data with the appropriate restrictive legend for which the data qualified under the prior contract or license. The marking procedures in paragraph (t)(I ) of this clause shall be followed.

(g) Contractor procedures and records. Throughout performance of this contract, the Contractor and its subcontractors or suppliers that will deliver technical data with other than unlimited rights, shall--

(1) Have, maintain, and follow written procedures sufficient to assure that restrictive markings are used only when authorized by the terms of this clause; and

(2) Maintain records sufficient to justify the valid ity of any restrictive markings on technical data delivered under this contract.

(h) Removal of unjustified and nonconforming markings. (1) Unjustified technical data markings. The rights and obligations of the parties regarding the validation of restrictive markings on technical data furnished or to be furnished under this contract are contained in the Validation of Restrictive Markings on Technical Data clause of this contract. Notwithstanding any provision of this contract concerning inspection and acceptance, the Government may ignore or, at the Contractor's expense, correct or strike a marking if, in accordance with the procedures in the Validation of Restrictive Markings on Technical Data clause of this contract, a restrictive marking is determined to be unjustified.

(2) Nonconforming technical data markings. A nonconfo1ming marking is a marking placed on technical data delivered or otherwise furnished to the Gove111ment under this contract that is not in the f01mat authorized by this contract. Correction of nonconforming markings is not subject to the validation of Restrictive Markings on Technical Data clause of this contract. If the Contracting Officer notifies the Contractor of a nonconforming marking and the Contractor fails to remove or correct such marking within sixty (60) days, the Government may ignore or, at the Contractor's expense, remove or correct any nonconforming marking.

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(i) Relation to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government under any patent.

U) Limitation on charges for rights in technical data.(1) The Contractor sha.11 not charge to this contract any cost, including, but not limited to, license fees, royalties, or similar charges, for rights in technical data to be delivered under this contract when--

(i) The Government has acquired, by any means, the same or greater rights in the data; or

(ii) The data are available to the public without restrictions.

(2) The limitation in paragraph Q)(l) of this clause--

(i) Includes costs charged by a subcontractor or supplier, at any tier, or costs incu1Ted by the Contractor to acquire rights in subcontractor or supplier technical data, if the subcontractor or supplier has been paid for such rights under any other Government contract or under a license conveying the rights to the Government; and

(ii) Does not include the reasonable costs of reproducing, handling, or mailing the documents or other media in which the technical data will be delivered.

(k) Applicability to subcontractors or suppliers. (I) The Contractor shall ensure that the rights afforded its subcontractors and suppliers under I 0 U .S.C. 2320, l 0 U.S.C. 2321, and the identification, assertion, and delivery processes of paragraph (e) of this clause are recognized and protected.

(2) W11cnever any technical data for noncommercial items, or for commercial items developed in any part at Government expense, is to be obtained from a subcontractor or supplier for delivery to the Government under this contract, the Contractor shall use this same clause b1the subcontract or other contractual instrument, and require its subcontractors or suppliers to do so, without alteration, except to identify the parties. This clause will govern the technical data pertaining to noncommercial items or to any po1tion of a commercial item that was developed in any pa1t at Government expense and the clause at [***] will govern the technical data pertaining to any portion of a commercial item that was developed exclusively at private expense. No other clause shall be used to enh1rge or diminish the Government's, the Contractor's, or a higher-tier subcontractor's or supplier's rights in a subcontractor's or supplier's technical data.

(3) Technical data required to be delivered by a subcontractor or supplier shall normally be delivered to the nex1 higher-tier contractor, subcontractor, or supplier. However, when there is a requirement in the prime contract for data which may be submitted with other than unlimited rights by a subcontractor or supplier, then said subcontractor or supplier may fulfill its requirement by submitting such data directly to the Government, rather than through a higher-tier contractor, subcontractor, or supplier.

(4) The Contractor and higher-tier subcontractors or suppliers shall not use their power to award contracts as economic leverage to obtain rights in technical data from their subcontractors or suppliers.(5) 111no event shall the Contractor use its obligation to recognize and protect subcontractor or supplier rights in technical data as an excuse for failing to satisfy its contractual obligations to the Government.

(End of clause)

[***]

(a) The terms used in this provision are defined in following clause or clauses contained in this solicitation--

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(1)  lf a successful offeror will be required to deliver technical data, [***], or, if this solicitation contemplates a contract under the Small Business  Innovation Research Program, the Rights in Noncommercial  Technical  Data and Computer Software-Small Business  Innovation Research (SBIR) Program  clause.

(2) lf a successful offeror will not be required to deliver technical data, the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause, or, if this solicitation contemplates a contract under the Small Business Innovation Research Program, the Rights in Noncommercial Technical Data and Computer Software--Small Business Innovation Research (SBIR) Program clause.

(b) The identification and assertion requirements in this provision apply only to technical data, including computer software documents, or computer software to be delivered with other than unlimited rights. For contracts to be awarded under the Small Business Innovation Research Program , the notification requirements do not apply to technical data or computer software that will be generated under the resulting contract. Notification and identification is not required for restrictions based solely on copyright.

(c) Offers submitted in response to this solicitation shall identify, to the extent known at the time an offer is submitted to the Government, the technical data or computer software that the Offeror, its subcontractors or suppliers, or potential subcontractors or suppliers, asse1i should be furnished to the Government with restriction s on use, release, or disclosure.

(d) The Offeror’s assertions, including the asse1iions of its subcontractors or suppliers or potential subcontractors or suppliers shall be submitted as an attachment to its offer in the following format, dated and signed by au official authorized to contractually obligate the Offeror:

Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical Data or Computer Software.

The Offeror asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data or computer software should be restricted:

Technical Data or Computer Software to be Furnished With Restrictions *	Basis for Assertion **	Asserted Rights Category ***	Name of Person Asserting Restrictions ****

(UST) *****	(LIST)	(UST)	(LIST)

*For technical data (other than c-0mputer software documentation) pe1taio.ing to items, components, or processes developed at private expense, identify both the deliverable technical data and each such items, component, or process. For computer software or computer software documentation identify the software or documentation.

**Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions. For technical data, other than computer software docu111entation, development refers to development of the item, component, or process to which the data pertain. The Government's rights in computer software documentation generally may not be restricted. For computer software, development refers to the software. Indicate whether development was accomplished exclusively or partially at private expense. If development was not accomplished at private expense, or for computer software documentation enter the specific basis for asserting restrictions.

***Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited, restricted, or government purpose rights under this or a prior contract, or specially negotiated licenses).

****Corporation, individual, or other persons appropriate.

W9l 13M-10-C-0057
P00007

*****Enter "none" when all data or software will be submitted without restrictions.

Printed Name and Title

Signature

(End of identification and assertion)

(a)  An offeror’ s failure to submit, complete, or sign the notification and identification required by paragraph (d) of this provision with its offer may render the offer ineligible for award.

(f) If the Offeror is awarded a contract, the asse1tions identified in paragraph (d) of this provision shall be listed in  an attachment to that contract. Upon request by the Contracting Officer, the Offeror shall provide sufficient information to enable the Contracting Officer to evaluate any listed asse1tion.

(End of provision)

(End of Summary of Changes)